UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On August 20, 2018, FTI Consulting, Inc. (the “Company”) issued $316.25 million aggregate principal amount of its 2.0% Convertible Senior Notes due 2023 (the “Notes”), which amount includes the Notes issued pursuant to the option granted to the initial purchasers of the Notes to purchase additional Notes, which was exercised in full on August 17, 2018. The Notes were sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

The Company issued the Notes pursuant to an indenture, dated as of August 20, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes bear interest at a fixed rate of 2.0% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2019. The Notes will mature on August 15, 2023, unless earlier converted or repurchased.

Prior to the close of business on the business day immediately preceding May 15, 2023, the Notes may be converted only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate in effect on each such trading day; or (3) upon the occurrence of specified corporate events. On or after May 15, 2023, until the close of business on the business day immediately preceding the maturity date, of August 15, 2023, holders may convert their Notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock. The conversion rate is initially 9.8643 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $101.38 per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some circumstances described in the Indenture, but will not be adjusted for any accrued and unpaid interest.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or part of their Notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, in certain circumstances, the Company may be required to increase the conversion rate for any Notes converted in connection with a make-whole fundamental change (as defined in the Indenture).

The Company may not redeem the Notes prior to the maturity date.

The Notes are the senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness (including all amounts outstanding, from time to time, under the Company’s senior secured bank revolving credit facility) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture provides for customary events of default, all as described in the Indenture.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and form of the Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01	Other Events

On August 14, 2018, the Company issued a press release announcing its intention to offer the Notes in a private placement transaction to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 15, 2018, the Company issued a press release with respect to the pricing and other terms of its offer and sale of the Notes. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the offering, the Company repurchased approximately $15.0 million (or 196,050 shares) of its common stock from purchasers of Notes in the offering in privately negotiated transactions effected through J.P. Morgan Securities LLC using a portion of the net proceeds of the offering. The purchase price per share of the common stock repurchased in such transactions was $76.51 per share. The repurchase of Company common stock was approved by the Board of Directors of the Company on August 14, 2018.

ITEM 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 20, 2018, between FTI Consulting, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of 2.0% Convertible Senior Notes due 2023 (included in Exhibit 4.1).

99.1	Press release dated August 14, 2018.

99.2	Press release dated August 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 20, 2018

FTI CONSULTING, INC.

By:	/s/ Curtis P. Lu
Name:	Curtis P. Lu
Title:	General Counsel